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                                                                    EXHIBIT 23.3

                                [IDC LETTERHEAD]

                                DISCLOSURE FORM

        IDC grants Kinzan, Inc., permission to disclose select data of IDC's publication, THE GLOBAL MARKET FORECAST FOR INTERNET USAGE AND COMMERCE, BASED ON INTERNET COMMERCE MARKET MODEL VERSION 6.0 (#22216, June 2000) in an S-1 registration statement. Permission is granted to Kinzan, Inc. to cite IDC data in an external document pursuant to the contracted relationship between IDC and Chase H&Q.

        It is understood by both IDC and Kinzan, Inc. and Chase H&Q that the information will not be sold. It is further understood that IDC will be credited as the source of publication; and that the original date of publication will also be noted.

/s/ ALEXA MCCLOUGHAN                                          6/27/00
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Alexa McCloughan, Vice President                              Date
International Data Corporation

/s/ SUSAN SEAGREN/CHASE H&Q                                   6/28/00
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Requesting individual, company                                Date